----------------------
                    UNITED STATES                             OMB APPROVAL
                                                          ----------------------
         SECURITIES AND EXCHANGE COMMISSION               OMB Number:
                                                          3235-00595
                                                          ----------------------
               Washington, D.C. 20549                     Expires: February
                                                          28, 2006
                                                          ----------------------
                    SCHEDULE 14A                          Estimated average
                                                          burden hours per
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           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule ss.240.14a-12

                             GENTIVA HEALTH SERVICES
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

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     5.   Total fee paid:

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          SEC 1913 (03-04)
          Persons who are to respond to the Collection of information contained in this form are not required to respond unless the form displays a currently valid OMB cotrol number.

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.   Amount Previously Paid:

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      4.   Date Filed:

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

                                     [LOGO]
                                    Gentiva
                                HEALTH SERVICES

                                                                   April 6, 2005

Dear Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Friday, May 6, 2005, at 9:30 a.m., at 300 Broad Hollow Road, Melville, New York 11747-4850 in the lower level atrium.

     Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting and Proxy Statement that follow. We would appreciate your completing, signing, dating and returning the enclosed proxy in the envelope provided at your earliest convenience. This will assure that your shares will be represented and voted at the Annual Meeting even if you do not attend.

     Thank you for your continued support, and we look forward to greeting you personally if you are able to be present.


                                        Sincerely,

                                        /s/ Ronald A. Malone

                                        Ronald A. Malone
                                        Chairman and
                                        Chief Executive Officer

                         GENTIVA HEALTH SERVICES, INC.

                      3 HUNTINGTON QUADRANGLE, SUITE 200S
                         MELVILLE, NEW YORK 11747-4627

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 6, 2005

                          -------------------------

     The Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 6, 2005, at 9:30 a.m., at 300 Broad Hollow Road, Melville, New York 11747-4850 in the lower level atrium, for the following purposes:

     1. To elect two directors in Class II, each to serve until the 2008 Annual Meeting of Shareholders;

     2. To consider and vote upon a proposal to ratify and approve the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending January 1, 2006;

     3. To consider and vote upon a proposal to approve the Company's Executive Officers Bonus Plan, as amended;

     4. To consider and vote upon a proposal to approve the Company's Employee Stock Purchase Plan, as amended; and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on March 16, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                        By Order of the Board of Directors

                                        /s/ John R. Potapchuk

                                        John R. Potapchuk
                                        Senior Vice President, Chief Financial
                                        Officer, Treasurer and Secretary

Dated: April 6, 2005
Melville, New York

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, please mark, sign, date and return the accompanying proxy promptly. A stamped reply envelope is enclosed for that purpose. If you do attend and decide to vote in person, you may revoke your proxy.

                                     [LOGO]
                                    Gentiva
                                HEALTH SERVICES

                                PROXY STATEMENT

                              GENERAL INFORMATION

Introduction

     The 2005 Annual Meeting of Shareholders ("Annual Meeting") of Gentiva Health Services, Inc. (the "Company" or "Gentiva") will be held on Friday, May 6, 2005, at 9:30 a.m., at 300 Broad Hollow Road, Melville, New York 11747-4850 in the lower level atrium, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is soliciting proxies to be used at the Annual Meeting and any adjournment and is furnishing this Proxy Statement and the accompanying proxy in connection with its solicitation. Only shareholders of record at the close of business on March 16, 2005 are entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about April 6, 2005.

     The securities that can be voted at the Annual Meeting consist of the Company's Common Stock, $.10 par value per share (the "Common Stock"). At the close of business on March 16, 2005, the record date for determining shareholders entitled to vote at the Annual Meeting, 23,452,963 shares of the Company's Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Voting Procedures

     Common Stock of the Company held by shareholders who are "shareowners of record" (meaning the shares are registered directly in their name) and who sign their proxy with no further instructions, as well as Common Stock held by shareholders who are "beneficial owners" (meaning that the shares are held in a stock brokerage account or by a bank or other nominee) and who sign their proxy with no further instructions, will be voted in accordance with the recommendations of Gentiva's Board of Directors (FOR all of the nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, FOR approval of the Company's Executive Officers Bonus Plan, as amended, and FOR approval of the Company's Employee Stock Purchase Plan, as amended).

Revocability of Proxies

     A shareholder of record who executes and returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Please note, however, that under the rules of the national stock exchanges and the Nasdaq National Market ("Nasdaq"), any beneficial owner of the Company's Common Stock (which is listed on Nasdaq) whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the exchange or Nasdaq, as employed by the beneficial owner's brokerage firm.

Quorum; Abstentions and Broker Non-Votes

     A majority of all the shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting, and an inspector of election appointed for the meeting shall determine whether a quorum is present. Proxies marked as abstentions and "broker non-votes" (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and such nominee does not possess or choose to exercise discretionary voting authority) are counted in determining whether a quorum is present. Proxies marked as abstentions with respect to a proposal will have the effect of a negative vote as to such proposal. "Broker non-votes" will have the effect of neither a vote for nor a vote against a proposal and will have the effect of reducing the number of affirmative votes required to achieve a majority vote. Proxies marked to withhold authority to vote for a director will be counted in determining whether a quorum is present but will have no other effect on the election of directors. Votes are counted by EquiServe Trust Company, N.A., the Company's independent transfer agent and registrar.

Additional Matters

     The Company, whose principal executive offices are located at 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627, was incorporated in Delaware in August 1999 in contemplation of its split-off (the "Split-Off") from Olsten Corporation ("Olsten"), which was effective on March 15, 2000.

     A copy of the 2004 Annual Report to Shareholders, including a copy of the Company's Form 10-K for the fiscal year ended January 2, 2005, as amended by the Company's Form 10-K/A, is also being mailed to you herewith. Copies are also available on the Company's website at www.gentiva.com under the Investor Relations section. The Annual Report and Form 10-K, as amended by Form 10-K/A, are not deemed part of the soliciting material for the proxy.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three year terms and that the number of directors in each of the three classes shall be as nearly equal as possible. The Company's Board of Directors currently consists of nine members. Each class of directors is elected in a different year for a term extending to the Annual Meeting to be held three years later.

     The directors to be elected at the 2005 Annual Meeting will serve for a three year term ending at the 2008 Annual Meeting. Two of the directors in Class II, Ronald A. Malone and Raymond S. Troubh, are standing for re-election at this year's Annual Meeting, and each has consented to serve another term as a director if re-elected.

     Edward A. Blechschmidt, currently a director in Class II, will serve until the 2005 Annual Meeting. The Board of Directors is not proposing a third nominee for election as a director in Class II at this time. As a result, Class II will consist of two directors while the Compensation, Corporate Governance and Nominating Committee seeks an appropriate candidate to fill the vacant seat. Shareholders may only vote their shares to elect two persons as directors in Class II at the 2005 Annual Meeting.

     The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director. Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the two nominees. If for any reason either of the nominees is not a candidate (which is not expected) when the election occurs, the proxies may be voted for a substitute nominee or nominees.

     The Board of Directors recommends that shareholders vote FOR the election of Ronald A. Malone and Raymond S. Troubh as Class II directors.

Information as to Nominees for Director and Continuing Directors

     The following information, as reported to the Company, is shown below for each nominee for director and each continuing director: name, age and principal occupation; period during which he or she has served as a director; position, if any, with the Company; certain business experience; other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

NOMINEES FOR WHOM PROXIES WILL BE VOTED

Class II -- Nominees for Director with Terms Expiring in 2008

Ronald A. Malone .......... Mr. Malone has served as chief executive officer and chairman of the Board of Directors of the Company since June 2002. He served as executive vice president of the Company from
                            March 2000 to June 2002 and as president of the Company's
                            home health services division from January 2001 to June 2002.
                            Prior to joining the Company, he served in various positions with Olsten Corporation including executive vice president of
                            Olsten Corporation and president, Olsten Staffing Services,
                            United States and Canada, from January 1999 to March 2000.
                            From 1994 to December 1998, he served successively as
                            Olsten's senior vice president, southeast division; senior vice president, operations; and executive vice president,
                            operations. Mr. Malone is 50 years old.

Raymond S. Troubh ......... Mr. Troubh has served as a director of the Company and a member of the Compensation, Corporate Governance and
                            Nominating Committee of the Board since November 1999 and
                            as a member of the Audit Committee of the Board since May
                            2000. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director and member of the audit
                            committee of Diamond Offshore Drilling Inc., a director and member of the compensation committee of General American
                            Investors Company, a director of Portland General Electric
                            Company, a director and member of the audit committee of
                            Triarc Companies, Inc. and a director of WHX Corporation. He is also a Trustee of Petrie Stores Liquidating Trust. Mr. Troubh
                            is 78 years old.

The Board of Directors recommends that you vote FOR the election of these nominees.

DIRECTORS WHOSE TERM OF OFFICE DOES NOT EXPIRE AT THIS MEETING

Class III -- Continuing Directors with Terms Expiring in 2006

Stuart R. Levine .............. Mr. Levine has served as a director of the Company since
                                November 1999 and as Lead Director of the Board since
                                February 2003. He has served as a member of the
                                Compensation, Corporate Governance and Nominating
                                Committee of the Board since November 1999, serving as
                                Chairman of such Committee since June 2002. He has also
                                served as a member of the Clinical Quality Committee of the
                                Board since May 2003. He served as a director of Olsten
                                Corporation from 1995 until March 2000. Since June 1996, he has served as the chairman and chief executive officer of Stuart
                                Levine and Associates LLC, an international consulting and training company. From September 1992 to June 1996, he was chief executive officer of Dale Carnegie & Associates, Inc. He is the author of The Leader in You and The Six Fundamentals of Success. Mr. Levine currently serves as a trustee of North
                                Shore -- LIJ Health System, serving as past vice chairman and chair of its strategic planning committee and currently chairing its joint conference/professional affairs ambulatory care
                                committee. He serves on the foundation board of the American
                                College of Physicians. Mr. Levine is 57 years old.

Mary O'Neil Mundinger ......... Dr. Mundinger has served as a director of the Company since
                                November 2002 and as Chairwoman of the Clinical Quality
                                Committee of the Board since May 2003. She is the Centennial
                                Professor in Health Policy at the Columbia University School of
                                Nursing and, since 1986, has served as Dean of Columbia's
                                School of Nursing. Dr. Mundinger is an elected member of the
                                Institute of Medicine of the National Academies, the American
                                Academy of Nursing and the New York Academy of Medicine.
                                She is a director and member of the compensation and
                                nominating committee of Cell Therapeutics Inc., a director and member of the compensation committee of UnitedHealth
                                Group Incorporated and a director and member of the science and technology committee of Welch Allyn, Inc. Dr. Mundinger is 67 years old.

Stuart Olsten ................. Mr. Olsten has served as a director of the Company since
                                November 1999. He served as a director of Olsten Corporation from 1986 until March 2000. From February 1999 until March
                                2000 he was the chairman of the board of directors of Olsten
                                Corporation. He was vice chairman of Olsten Corporation from
                                August 1994 to February 1999 and was president of Olsten
                                Corporation from April 1990 to October 1998. Since April 2001,
                                Mr. Olsten has been the chairman of the operating board of
                                MaggieMoos International, LLC, an owner and franchisor of ice cream stores throughout the United States, and was its
                                president and chief executive officer from July 2003 through
                                December 2003. Mr. Olsten is 52 years old.

Class I -- Continuing Directors with Terms Expiring in 2007

Victor F. Ganzi .......... Mr. Ganzi has served as a director of the Company and
                           Chairman of the Audit Committee of the Board since November
                           1999. He served as a director of Olsten Corporation from 1998 until March 2000. He has been president and chief executive officer of The Hearst Corporation, a private diversified
                           communications company with interests in magazine,
                           newspaper and business publishing, television and radio
                           stations and cable programming networks, since June 2002. He served as Hearst's executive vice president from March 1997 to
                           June 2002 and its chief operating officer from March 1998 to
                           June 2002. From 1992 to 1997, at various times, Mr. Ganzi
                           served as Hearst's senior vice president, chief financial officer and chief legal officer. He is chairman of the board of directors of Hearst-Argyle Television, Inc. Mr. Ganzi is 58 years old.

Josh S. Weston ........... Mr. Weston has served as a director of the Company and a member of the Compensation, Corporate Governance and
                           Nominating Committee of the Board since November 1999 and
                           a member of the Audit Committee of the Board since June 2002.
                           He served as a director of Olsten Corporation from 1995 until
                           March 2000. Since May 1998, he has been honorary chairman
                           of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services. He was chairman of Automatic Data Processing, Inc.
                           from 1982 to April 1998 and was its chief executive officer from
                           1982 to August 1996. He is a director of J. Crew Inc. and Russ
                           Berrie Corp. and a trustee of Atlantic Health Systems, Inc.
                           Mr. Weston is 76 years old.

Gail R. Wilensky ......... Dr. Wilensky has served as a director of the Company since
                           March 2000 and as a member of the Clinical Quality Committee of the Board since May 2003. She served as a member of the
                           Audit Committee of the Board from March 2000 to February
                           2003. Since 1993, she has been a senior fellow at Project HOPE, an international health foundation, and since October 2004, she has been vice chair of the Maryland Health Care Commission.
                           She co-chaired the President's Task Force To Improve
                           Healthcare Delivery For Our Nation's Veterans from 2001 to
                           2003. From 1997 to 2001, she chaired the Medicare Payment
                           Advisory Commission. She served as deputy assistant to
                           President George H. Bush for policy development from March
                           1992 to January 1993 and as administrator of the Health Care
                           Financing Administration from January 1990 to March 1992. She is an elected member of the Institute of Medicine and serves as a trustee of the Combined Benefits Fund of the United
                           Mineworkers of America and the American Heart Association.
                           She is an advisor to the Robert Wood Johnson Foundation and
                           The Commonwealth Fund. She is a director and member of the audit committee of Cephalon, Inc., a director and member of the quality and governance committees of Manor Care, Inc., a
                           director and member of the quality/compliance and governance committees of Quest Diagnostics Incorporated and a director and member of the compliance committee of UnitedHealth
                           Group Incorporated. Dr. Wilensky is 61 years old.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors, which currently consists of nine members, manages or directs the management of the business and affairs of the Company. During the past fiscal year, the Board held seven regularly scheduled and special meetings and one strategic planning meeting. The Board has affirmatively determined that each of the following directors is "independent," as that term is defined by applicable Nasdaq listing standards: Victor F. Ganzi, Stuart R. Levine, Mary O'Neil Mundinger, Stuart Olsten, Raymond S. Troubh, Josh S. Weston and Gail R. Wilensky. The independent directors customarily meet in executive session on the dates when regularly scheduled Board meetings are held. The Board's Lead Director presides over the executive sessions of the independent directors.

     The Board has three standing committees, an Audit Committee, a Clinical Quality Committee and a Compensation, Corporate Governance and Nominating Committee, whose principal functions are briefly described below. None of the members of any committee is an employee or officer of the Company, and each is "independent" under Nasdaq listing standards.

     During 2004, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and all committees on which the director served. All Board members attended Gentiva's 2004 Annual Meeting. It is Gentiva's policy to encourage its Board members to attend the Annual Meeting.

     Gentiva has adopted two codes of ethics, a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics. The codes are designed to promote honest and ethical conduct by Gentiva's employees, officers and directors, and each is posted on the Company's website at www.gentiva.com under the Investor Relations section.

Audit Committee

     The principal functions and responsibilities of the Audit Committee include:

     o overseeing Gentiva's internal control structure, financial reporting and legal and compliance program;

     o reviewing and selecting an independent registered public accounting firm as independent auditors, subject to shareholder ratification, to audit Gentiva's consolidated financial statements;

     o receiving and acting on reports and comments from Gentiva's independent auditors and approving the independent auditors' fees;

     o reviewing critical accounting principles and estimates employed in Gentiva's financial reporting;

     o reviewing Gentiva's annual audited consolidated financial statements and quarterly financial statements with management and Gentiva's independent auditors and recommending inclusion of the financial statements in Gentiva's annual report on Form 10-K;

     o maintaining direct lines of communication with the Board of Directors and Gentiva's management, internal auditing staff and independent auditors; and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Mr. Ganzi serves as the Chairman, and Messrs. Troubh and Weston serve as members, of the Audit Committee. The Committee met seven times in 2004. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Company's website at www.gentiva.com under the Investor Relations section. The Audit Committee has been established in accordance with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each member of the Audit Committee is "independent" under the heightened independence standards required for members of the Audit Committee by the Nasdaq listing standards, the rules of the Securities and Exchange Commission and the Audit Committee Charter. The Board of Directors has also determined that Victor F. Ganzi is an "audit committee financial expert," as such term is defined by rules and regulations of the Securities and Exchange Commission.

Clinical Quality Committee

     The principal functions and responsibilities of the Clinical Quality Committee include:

     o advising the Company's clinical leadership of leading edge clinical strategies and practices;

     o monitoring the Company's performance against established internal and external benchmarking regarding clinical performance and outcomes;

     o facilitating the development of industry best practices based on internal and external data comparisons;

     o fostering enhanced awareness of the Company's clinical performance by the Board of Directors and external sources;

     o    establishing a long term, strategic clinical vision for the Company;
          and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Dr. Mundinger serves as the Chairwoman, and Mr. Levine and Dr. Wilensky serve as members, of the Clinical Quality Committee. The Committee met three times in 2004. The Board of Directors has adopted a written charter for the Clinical Quality Committee, which is posted on the Company's website at www.gentiva.com under the Investor Relations section.

Compensation, Corporate Governance and Nominating Committee

     The principal functions and responsibilities of the Compensation, Corporate Governance and Nominating Committee include:

     o overseeing and administering Gentiva's executive compensation policies, plans and practices;

     o establishing and adjusting from time to time compensation for the Chief Executive Officer and the other executive officers;

     o authorizing the issuance of stock options, stock awards and other awards under Gentiva's 2004 Equity Incentive Plan;

     o monitoring and safeguarding the independence of the Board of Directors;

     o overseeing succession planning for the Chief Executive Officer and other key executives;

     o seeking, considering and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the Annual Meeting; and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Mr. Levine serves as Chairman, and Messrs. Troubh and Weston serve as members, of the Compensation, Corporate Governance and Nominating Committee, which met six times in 2004. In February 2005, the Board of Directors adopted an amended written charter for the Compensation, Corporate Governance and Nominating Committee, which is posted on the Company's website at www.gentiva.com under the Investor Relations section.

Consideration of Director Nominees

     The Compensation, Corporate Governance and Nominating Committee will consider recommendations for director nominees from an array of sources, including members of Gentiva's Board and management and shareholders. Shareholders who would like the Compensation, Corporate Governance and Nominating Committee to consider a prospective candidate should submit the candidate's name, biographical data and qualifications, as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director, to Gentiva's Secretary, Gentiva Health Services, Inc., 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. Submissions of names (and other required information) of prospective candidates for consideration by the Committee for nomination and election at the Company's 2006 Annual Meeting of

Shareholders must be received in writing by the Company at the above address on or after October 1, 2005 and on or before December 7, 2005. The Committee reserves the right to request additional information from the candidate to assist the Committee in the evaluation process.

     The Compensation, Corporate Governance and Nominating Committee believes that all members of the Board should have the highest professional and personal ethics and values and have a record of outstanding ability and judgment. Directors should be committed to enhancing shareholder value and have sufficient time to attend meetings and participate effectively on the Board. Each director is expected to represent the interests of all shareholders.

     While there is no firm requirement of minimum qualifications or skills that a director candidate must possess, the Compensation, Corporate Governance and Nominating Committee will evaluate director candidates based on a number of factors, including their independence, business judgment, leadership ability, experience in developing and analyzing business strategies, experience in the health care industry, strategic vision and financial literacy, and, for incumbent directors, his or her past performance. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

     In accordance with Nasdaq listing standards, the Company also ensures that at least a majority of the Company's Board is independent under the Nasdaq definition of independence, and that the members of the Board as a group maintain the requisite qualifications under Nasdaq listing standards for populating the Audit Committee and the Compensation, Corporate Governance and Nominating Committee.

     Pursuant to the Company's Amended and Restated Certificate of Incorporation and By-Laws, an affirmative vote of the majority of the directors in office may fill a vacancy on the Board. Any director chosen to fill a vacancy on the Board will hold office for the remaining term of the class of directors in which the vacancy occurred.

Shareholder Communications

     The Board of Directors has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board generally or with a specific director at any time by writing to Gentiva's Secretary, Gentiva Health Services, Inc., 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. The Secretary will forward communications to the director to whom they are addressed, or, if addressed to the Board generally, to the Chairman of the Compensation, Corporate Governance and Nominating Committee.

Compensation of Directors

     Effective as of January 1, 2004, each non-employee member of the Board of Directors receives an annual retainer fee of $25,000 payable in cash and, pursuant to the Company's Stock & Deferred Compensation Plan for Non-Employee Directors, receives an annual deferred stock unit award valued at $30,000 credited quarterly to a director's share unit account, which will be paid to a director in shares of the Company's Common Stock following termination of service on the Board. The number of share units credited to a director quarterly is calculated by dividing $7,500 by the average closing price of a share of Gentiva Common Stock on the Nasdaq for the ten trading days preceding the quarterly calculation dates. In addition, any non-employee director who serves as chairperson of a committee of the Board receives $5,000 annually for acting as chairperson, except that the chairperson of the Audit Committee receives $10,000 annually. The Lead Director of the Board receives an additional $10,000 annually. Non-employee directors also receive $1,500 for each Board meeting they attend ($750 if attendance is by telephone) and receive $2,000 for each committee meeting they attend ($750 if attendance is by telephone). All directors, regardless of whether or not they are employees of the Company, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

     For 2004, the Company paid Dr. Wilensky $10,000 for consulting services she provided to the Company on federal legislative, regulatory and reimbursement developments in home health matters pursuant to a consulting agreement that terminated on May 31, 2004.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 16, 2005 (unless otherwise indicated), the amount of beneficial ownership of Gentiva's Common Stock by the executive officers of Gentiva who are named in the Summary Compensation Table; each director and nominee for director; each beneficial owner of more than five percent of Gentiva's Common Stock; and all executive officers and directors of Gentiva as a group. For the purpose of the table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after such date through the exercise of options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                                                 Amount of Shares
                                                                                of Common Stock and      Percent of Class
                                                                               Nature of Beneficial       Owned (if more
Name of Beneficial Owner                                                      Ownership (1)(2)(3)(4)         than 1%)
------------------------                                                      ----------------------     ----------------
Robert Creamer ...........................................................              67,803                   --
Ronald A. Malone .........................................................             364,991                  1.5%
Mary Morrisey Gabriel ....................................................              50,713                   --
Vernon A. Perry, Jr ......................................................              94,610                   --
John R. Potapchuk ........................................................             156,115                   --
Edward A. Blechschmidt(5) ................................................             229,280                   --
Victor F. Ganzi ..........................................................              66,413                   --
Stuart R. Levine .........................................................              60,725                   --
Mary O'Neil Mundinger ....................................................              22,716                   --
Stuart Olsten(6) .........................................................             223,374                   --
Raymond S. Troubh(7) .....................................................             174,022                   --
Josh S. Weston ...........................................................              24,406                   --
Gail R. Wilensky .........................................................              25,880                   --
Barclays Global Investors, NA(8) .........................................           1,696,199                  7.2
 45 Fremont Street
 San Francisco, CA 94105
Credit Suisse First Boston(9) ............................................           1,219,935                  5.2
 Uetlibergstrasse 231
 P.O. Box 900
 CH 8070 Zurich
 Switzerland
Perry Corp.(10) ..........................................................           2,189,873                  9.3
 599 Lexington Ave
 New York, NY 10022
Strong Capital Management, Inc.(11) ......................................           1,367,612                  5.8
 100 Heritage Reserve
 Menomonee Falls, WI 53051
All executive officers and directors as a group (15 persons)(12) .........           1,645,847                  6.8

------------
(1) Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under Gentiva's 1999 Stock Incentive Plan: Mr. Creamer -- 63,214; Mr. Malone -- 312,706; Ms. Morrisey Gabriel -- 44,999; Mr. Perry -- 68,000; Mr. Potapchuk -- 128,603; Mr. Blechschmidt -- 17,500; Mr. Ganzi -- 17,500; Dr. Mundinger -- 17,500; Mr. Olsten -- 34,345; Mr. Troubh -- 17,500; Mr. Weston --
     17,500; and Dr. Wilensky -- 17,500.

(3) Includes beneficial ownership of the following number of whole shares acquired and currently held under Gentiva's Employee Stock Purchase Plan:
     Mr. Creamer -- 4,089; Mr. Malone -- 9,531; Ms. Morrisey Gabriel -- 3,921; Mr. Perry -- 1,610; and Mr. Potapchuk -- 6,700.

(4) Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under Gentiva's Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Blechschmidt -- 5,780; Mr. Ganzi -- 13,780; Mr. Levine -- 5,722; Dr. Mundinger -- 2,765;
     Mr. Olsten -- 13,780; Mr. Troubh -- 10,750; Mr. Weston -- 2,774; and Dr.
     Wilensky -- 2,836.

(5) In addition to the shares referred to in footnotes (2) and (4), Mr. Blechschmidt's holdings include 200,000 shares owned directly and 2,000 shares owned by each of three children, as to which shares he disclaims beneficial ownership.

(6) In addition to shares referred to in footnotes (2) and (4), Mr. Olsten's holdings include 174,949 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership.

(7) In addition to shares referred to in footnotes (2) and (4), Mr. Troubh's holdings include 76,024 shares owned directly and 69,748 shares owned indirectly through a limited partnership.

(8) Based on a Schedule 13G dated February 14, 2005 and filed with the Securities and Exchange Commission, as of December 31, 2004 Barclays Global Investors, NA reported beneficial ownership of 1,084,396 of such shares, with sole voting power as to 954,487 of such shares and sole dispositive power as to 1,084,396 of such shares. In addition, in the Schedule 13G, Barclays Global Fund Advisors reported that it held sole voting power and sole dispositive power as to 611,803 of such shares. The Schedule 13G indicates that the reported shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(9) Based on a Schedule 13G dated February 14, 2005 and filed with the Securities and Exchange Commission, as of December 31, 2004 Credit Suisse First Boston, on behalf of the Credit Suisse First Boston business unit, reported beneficial ownership of 1,219,935 of such shares, with shared voting and dispositive power as to all of such shares. In addition, in the
     Schedule 13G, Credit Suisse First Boston reported that the Schedule 13G is filed on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit excluding Credit Suisse Asset Management. The Schedule 13G indicates that the ultimate parent company of Credit Suisse First Boston is Credit Suisse Group, which may beneficially own the shares, along with its executive officers and directors and its direct and indirect subsidiaries. Credit Suisse Group, its subsidiaries, the Winterthur business unit and the Credit Suisse business unit, and Credit Suisse Asset Management disclaim beneficial ownership of the shares.

(10) Based on a Schedule 13G/A (Amendment No. 1) dated February 8, 2005 and filed with the Securities and Exchange Commission, as of December 31, 2004 Perry Corp. reported beneficial ownership of 2,189,873 of such shares, with sole voting power and sole dispositive power as to all of such shares. In addition, in the Schedule 13G/A, Richard C. Perry, the President and sole stockholder of Perry Corp., reported that he held sole voting power and sole dispositive power as to all of such shares. The Schedule 13G/A indicates that the reported shares are held for the accounts of two or more private investment funds for which Perry Corp. acts as general partner and/or investment adviser. Richard C. Perry disclaims beneficial ownership in any of the shares covered by the Schedule 13G/A, except for the portion of such shares that relates to his economic interest in such shares.

(11) Based on a Schedule 13G dated February 11, 2005 and filed with the Securities and Exchange Commission, as of December 31, 2004 Strong Capital Management, Inc. reported beneficial ownership of 1,367,612 of such shares, with sole voting power and sole dispositive power as to all of such shares.

(12) Includes 750,657 shares owned by current executive officers and directors, 837,003 shares that may be acquired upon exercise of presently exercisable stock options and 58,187 shares representing shares deferred as share units.

                            EXECUTIVE COMPENSATION

     The information shown below reflects the annual and long-term compensation, from all sources, of the chief executive officer of the Company and the other four most highly compensated executive officers of the Company at January 2, 2005 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.

                          Summary Compensation Table

                                                                                           Long Term
                                                       Annual Compensation               Compensation
                                           -------------------------------------------   -------------
                                                                                             Awards
                                                                                         -------------
                                                                         Other Annual      Securities      All Other
                                                                         Compensation      Underlying     Compensation
Name and Principal Position        Year     Salary ($)     Bonus ($)        ($)(1)        Options (#)        ($)(2)
-------------------------------   ------   ------------   -----------   --------------   -------------   -------------
Ronald A. Malone                  2004      $542,692       $600,000        $5,753           100,000        $ 65,768
 Chief Executive Officer and      2003       471,539        500,000         6,668            70,000          71,383
 Chairman of the Board            2002       387,596        300,000         9,595           200,000         310,797

Vernon A. Perry, Jr. ..........   2004       290,519        170,000         6,075            60,000          22,731
 President and Chief              2003       274,308        165,000         7,602            40,000          29,622
 Operating Officer                2002       247,596        125,000         8,355            72,000         766,216

John R. Potapchuk .............   2004       285,077        200,000         3,224            60,000          25,525
 Senior Vice President, Chief     2003       264,308        175,000         3,063            40,000          30,568
 Financial Officer, Treasurer     2002       239,192        130,000         6,015            72,000         216,839
 and Secretary

Robert Creamer ................   2004       269,000        150,000         2,629            50,000          22,536
 Senior Vice President,           2003       239,308        150,000            --            36,000          28,097
 Nursing Operations               2002       207,635        140,112           104            60,000         318,250

Mary Morrisey Gabriel .........   2004       269,500        170,000            --            50,000          22,610
 Senior Vice President and        2003       248,846        150,000            --            50,000          21,095
 Chief Marketing Officer          2002        95,192         70,000            --            30,000           5,277

------------
(1)  Gross-up of taxable portion of fringe benefit.

(2) Represents profit sharing and matching contributions by Gentiva for the Named Officers pursuant to Gentiva's Nonqualified Retirement and Savings Plan for fiscal 2004, 2003 and 2002. As of the date of this Proxy Statement, only partial-year 2004 profit sharing contributions under this plan are calculable and are included for fiscal 2004. For fiscal 2002, also includes payments to Named Officers pursuant to a cash tender offer by Gentiva for all of its outstanding options as follows: $262,518 to Mr. Malone, who tendered 13,527 options; $693,628 to Mr. Perry, who tendered 45,000 options; $194,694 to Mr. Potapchuk, who tendered 11,944 options; and $299,735 to Mr. Creamer, who tendered 21,000 options. For fiscal 2002, also includes for Mr. Perry payment of $51,884 for relocation expenses.

Stock Options

                    Stock Option Grants in Last Fiscal Year

                                                    Individual Grants                                  Potential Realizable
                                  -------------------------------------------------------------          Value at Assumed
                                                         Percent                                          Annual Rates of
                                      Number of         of Total                                            Stock Price
                                     Securities          Options        Exercise                         Appreciation for
                                     Underlying        Granted to       or Base                           Option Term(1)
                                       Options        Employees in       Price       Expiration   ---------------------------
Name                               Granted (#)(2)      Fiscal Year       ($/Sh)         Date         5% ($)        10% ($)
-------------------------------   ----------------   --------------   -----------   -----------   -----------   -------------
Ronald A. Malone ..............       100,000              9.7%        $  12.87     12/31/13       $809,000      $2,051,000
Vernon A. Perry, Jr. ..........        60,000              5.8            12.87     12/31/13        485,400       1,230,600
John R. Potapchuk .............        60,000              5.8            12.87     12/31/13        485,400       1,230,600
Robert Creamer ................        50,000              4.9            12.87     12/31/13        404,500       1,025,500
Mary Morrisey Gabriel .........        50,000              4.9            12.87     12/31/13        404,500       1,025,500

------------
(1) The dollar amounts under the indicated columns represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission. These assumptions are not intended to forecast future appreciation of Gentiva's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of Gentiva's Common Stock, the optionee's continued employment through applicable vesting periods and the dates on which the options are exercised and the underlying shares are sold.

(2) The options were granted at an exercise price equal to the fair market value of Gentiva's Common Stock on the date of the grant. The options have a ten-year term and become exercisable over a four-year period as follows:
     50% at the end of year two, another 25% at the end of year three and the final 25% at the end of year four.

              Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                                                  Number of Securities            Value of Unexercised
                                                                 Underlying Unexercised           In-the-Money Options
                                    Shares                    Options at Fiscal Year-End (#)    at Fiscal Year-End ($)(1)
                                 Acquired on        Value     -----------------------------   -----------------------------
Name                             Exercise (#)   Realized ($)   Exercisable   Unexercisable     Exercisable   Unexercisable
----                             ------------   ------------  ------------- ---------------   ------------- --------------
Ronald A. Malone ..............     13,333        $111,997       312,706        292,846        $4,017,018     $2,089,259
Vernon A. Perry, Jr. ..........          0               0        68,000        104,000           602,160        611,880
John R. Potapchuk .............     40,468         567,172       128,603        104,000         1,451,877        611,880
Robert Creamer ................          0               0        78,214         88,000           815,169        520,540
Mary Morrisey Gabriel .........          0               0        29,999        100,001           242,192        562,608

------------
(1) Based on the difference between the exercise price and the closing price of a share of Gentiva Common Stock on December 31, 2004, the last trading day in fiscal 2004.

Employment Agreements, Change in Control Agreements and Termination of Employment Agreements

     The Company entered into an Employment Agreement with Mr. Malone, its chief executive officer and chairman of the Board of Directors, which became effective on March 22, 2004 and replaced his prior employment agreement. Mr. Malone's Employment Agreement has a term of four years and will automatically extend for consecutive one-year periods unless either party provides not less than six months prior notice to the other party of its intention not to extend the initial four year term or any subsequent one year extension. During the term of the Employment Agreement, Mr. Malone will receive (i) a base salary of not less than $525,000 per year and (ii) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 100 percent of his base salary and the maximum bonus equal to 150 percent (or such other greater amount as determined by the Board of Directors or a committee of the Board) of his base salary. Mr. Malone has the right to defer payment of up to 50% (or such greater percentage as the Company permits) of his base salary and annual bonus. Any such deferred amounts will be credited with interest at 1% above the prime rate in effect from time to time. Mr. Malone will also receive customary benefits, perquisites and reimbursement for expenses.

     The Employment Agreement provides that Mr. Malone's employment will terminate upon his death or disability, termination of his employment for cause, termination of his employment without cause or termination by Mr. Malone of his employment for good reason (as defined in the Agreement). In the event his employment is terminated as a result of his death or disability, he or his estate will be entitled to receive his earned salary, vested benefits and accelerated vesting of any accrued pension benefits. He will not be entitled to severance benefits. In addition, in the event his employment is terminated as a result of his death, Mr. Malone's widow will be entitled to receive six months base compensation. In the event Mr. Malone's employment is terminated for cause by the Company, he will be entitled to receive earned salary and vested benefits and will not be entitled to severance benefits. In the event Mr. Malone's employment is terminated for good reason by Mr. Malone or without cause by the Company, he will be entitled to earned salary, vested benefits, severance benefits, accelerated vesting of any accrued pension benefits, continued medical benefits generally for up to two years and accelerated vesting of his options or other equity-based awards granted after March 22, 2004 that would otherwise have vested during the two years following the termination of his employment had he continued to be employed by the Company. Mr. Malone's severance benefits will be equal to two times (or, in the case of termination for good reason by Mr. Malone because of the Company's giving him notice of nonextension of the Employment Agreement prior to the end of the initial four year term, one and one-half times) Mr. Malone's base salary and target bonus for the year of termination. Mr. Malone will not be entitled to severance benefits under the Employment Agreement if he receives severance payment under his Change in Control Agreement described below.

     The Employment Agreement also restricts Mr. Malone's ability to engage in competition with the Company during his employment by the Company and for the twenty-four months after termination of his employment. It also contains confidentiality provisions and provisions for non-solicitation of the Company's employees and clients.

     Mr. Malone has also entered into a Change in Control Agreement with the Company, effective March 22, 2004, which replaced his prior change in control agreement. His Change in Control Agreement has a term of four years and will automatically extend for consecutive one-year periods unless either party provides not less than six months prior notice to the other party of its intention not to extend the initial four year term or any subsequent one year extension. The Agreement generally provides benefits in the event of a change in control of the Company if (i) Mr. Malone's employment is terminated by the Company not for cause or by Mr. Malone for good reason (as defined in the Agreement) and (ii) the termination is within three years after a change in control. In addition, Mr. Malone will receive the benefit of his Agreement if he is terminated by the Company without cause within one year before a change in control, if his termination arises in connection with the change in control.

     The benefits conferred under Mr. Malone's Change in Control Agreement generally will include a cash payment equal to two and one-half times his base salary and target bonus; continued benefits for the two years following the termination or until such earlier date that he obtains comparable benefits from another employer; immediate vesting of any stock options, restricted stock and other equity-based compensation awards held by him (the options would remain exercisable for three years following the termination or for a longer period of exercisability if so provided for in the option plan, but not beyond the original full term); and full vesting of retirement and deferred compensation benefits. Under Mr. Malone's Change in Control Agreement, if any payment to him (under his Change in Control Agreement or otherwise) is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Malone will be generally entitled to receive an additional "gross-up payment" in an amount sufficient to make him whole for such excise tax.

     Under Mr. Malone's Agreement, a change in control is defined to include the following events: a person or group (with certain exceptions for the Olsten family) becoming the beneficial owner of at least 25 percent of the total voting power of all classes of capital stock of the Company; either the directors (and their approved successors) ceasing to constitute a majority of the Board of Directors or a majority of the persons nominated by the Board of Directors for election failing to be elected; a merger of the Company if the Company's shareholders do not own a majority of the stock of the surviving company or if the members of the Company's Board of Directors do not constitute a majority of the directors of the surviving company's board; a complete liquidation of the Company; or a sale of all or substantially all of the assets of the Company.

     In addition, the Change in Control Agreement provides that if Mr. Malone substantially prevails in a dispute with the Company relating to the Agreement, the Company will pay his legal fees which result from the suit. Mr. Malone is not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but he is required to keep the Company's confidential information private.

     The following Named Officers of the Company are also parties to change in control agreements in connection with their employment with the Company: Vernon
A. Perry, Jr., John R. Potapchuk, Robert Creamer and Mary Morrisey Gabriel. These change in control agreements have a term of three years, commencing on June 13, 2002. They generally provide benefits in the event of a change in control of the Company if (i) the employee's employment is terminated by the Company not for cause or by the employee for good reason (as defined in the agreement) and (ii) the termination is within three years after a change in control. In addition, these executive officers will receive the benefit of their agreements if they are terminated by the Company without cause within one year before a change in control, if their terminations arise in connection with the change in control.

     The benefits conferred under these change in control agreements generally will include a cash payment equal to two times (one times in the case of Ms. Morrisey Gabriel) the employee's base salary and target bonus; continued benefits for the two years (one year in the case of Ms. Morrisey Gabriel) following the termination or until such earlier date that the employee obtains comparable benefits from another employer; immediate vesting of any stock options held by the employee (the options would remain exercisable for one year following the termination or for a longer period of exercisability if so provided for in the option plan, but not beyond the original full term); and full vesting of retirement and deferred compensation benefits. Under certain circumstances the benefits could be reduced in order to avoid the incurrence of excise taxes by the employees.

     Under these change in control agreements, the events constituting a change in control are substantially identical to the events constituting a change in control in Mr. Malone's Change in Control Agreement as described above.

     In addition, these change in control agreements provide that if an employee substantially prevails in a dispute with the Company relating to his or her agreement, the Company will pay that employee's legal fees which result from the suit. The employees are not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but they are required to keep the Company's confidential information private.

     The following Named Officers are parties to severance agreements in connection with their employment with the Company: Vernon A. Perry, Jr., John
R. Potapchuk, Robert Creamer and Mary Morrisey Gabriel. These severance agreements generally provide that, in the event the officer is terminated other than for cause or has his or her base salary reduced in a situation that is not part of a general salary reduction, the officer has the right to receive payments for eighteen months (twelve months in the case of Ms. Morrisey Gabriel) in an amount based on that officer's base salary at the time of termination. Additionally, the severance agreements provide that the Company will provide these officers with health benefits based on their benefit levels at the time of termination for the same period or until they obtain similar health benefits elsewhere. No benefits are payable under these severance agreements if benefits are payable to an officer under the officer's change in control agreement. Pursuant to these severance agreements the officers agreed to certain covenants relating to competition, confidential information and non-solicitation of employees and business.

     The Named Officers are eligible to participate in the Company's Nonqualified Retirement and Savings Plan, which is a nonqualified defined contribution retirement plan covering the Company's highly compensated employees. The Plan provides for a partial match by the Company of employee savings and for discretionary profit-sharing contributions by the Company based on employee compensation. Under the Plan, participants may contribute up to 30% of their base salary on a pre-tax and/or after-tax basis and up to 75% of their bonus/incentive compensation on a pre-tax and/or after-tax basis. The Company currently matches 50% of a participant's contributions, up to the first 6% of the participant's compensation (for up to a total of 3% of compensation). A participant is 100% vested in the Company's matching and profit sharing contributions after completing five years of vested service with the Company. A participant is always 100% vested in his or her own contributions. Each participant's account under the Plan is adjusted for earnings and losses based on the performance of investment options (principally mutual funds) the participant selects. Distributions under the Plan are generally made in a lump sum or annual installments for up to ten years (at the participant's election) and generally begin after retirement, termination of employment, death or disability.

                     EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information regarding the Company's equity compensation plans as of January 2, 2005:

------------------------------------------------------------------------------------------------
                                    (a)                    (b)                     (c)
                                                                          Number of securities
                                                                         remaining available for
                           Number of securities                           future issuance under
                             to be issued upon      Weighted-average       equity compensation
                                exercise of         exercise price of       plans (excluding
                           outstanding options,   outstanding options,   securities reflected in
Plan category              warrants and rights*    warrants and rights        column (a))**
------------------------------------------------------------------------------------------------
  Equity compensation
   plans approved by              3,269,196               $8.28                  4,181,574
   security holders
------------------------------------------------------------------------------------------------
  Equity compensation
   plans not approved                    --                  --                         --
   by security holders
------------------------------------------------------------------------------------------------
  Total                           3,269,196               $8.28                  4,181,574
------------------------------------------------------------------------------------------------

------------
* Consists of securities to be issued upon exercise of outstanding stock options under Gentiva's 1999 Stock Incentive Plan and 2004 Equity Incentive Plan (3,214,585) and outstanding share units under Gentiva's Stock & Deferred Compensation Plan for Non-Employee Directors (54,611).

** Consists of securities available for future issuance under Gentiva's 2004 Equity Incentive Plan (3,949,407), Employee Stock Purchase Plan (169,091) and Stock & Deferred Compensation Plan for Non-Employee Directors (63,076). Under the Stock & Deferred Compensation Plan for Non-Employee Directors, non-employee directors are credited quarterly with share units, the number of which is calculated by dividing $7,500 by the average closing price of a share of Gentiva Common Stock on the Nasdaq for the ten trading days preceding the quarterly calculation dates, generally March 1, June 1, September 1 and December 1. Following termination of a director's service on the Board, shares of the Company's Common Stock are distributed to a director equivalent to the number of share units credited to the director.

               COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING
                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     The Company's executive compensation philosophy is to align the interests of the Company's shareholders and its executive officers, while fostering collaboration among those executives. The Board of Directors and the Compensation, Corporate Governance and Nominating Committee, which administers the Company's executive compensation programs, have implemented this philosophy through a compensation program that will enable the Company to attract, motivate and retain executive officers by providing a competitive total compensation opportunity. This program provides for (i) competitive base salaries, which reflect the responsibilities of the position held and performance in the position; (ii) annual incentive opportunities payable in cash, which are based on the Company's achievement of performance goals, as well as on individually tailored performance criteria; and (iii) reasonable levels of equity awards, including stock options, which are designed to strengthen the mutuality of interest between participating associates and the Company's shareholders. The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payment levels. The Committee has retained an independent compensation consultant, which reports directly to the Committee, to assist with its compensation responsibilities.

Base Salary

     The Committee sets the base salary for the Chief Executive Officer, subject to the minimum annual base salary provided for in his employment agreement with the Company. The Chief Executive Officer recommends the base salaries of the other executive officers for review and approval by the Committee. In the setting of base salaries, consideration is given to the relative importance of an executive's position and the individual's performance and contributions, as well as to the results of compensation analysis studies.

Annual Incentive Compensation

     The Committee's policy provides that a significant portion of executive compensation should be dependent upon the Company's performance in relation to targets established under the Executive Officers Bonus Plan. The purpose of this incentive compensation plan is to link a portion of total executive compensation to shareholder value and individual contributions, while encouraging and fostering collaboration among the executive team. Company goals that were considered in 2004 included revenue, net income, margin improvement and employee turnover. Goals for individual executives varied by their areas of responsibility and were intended to add economic value to the Company.

Stock Options

     Each year the Committee considers granting options to purchase Common Stock to key employees, including executive officers. Stock option grants are intended to provide additional incentive for superior performance by officers and key employees who have the most impact on the management and success of the Company's business. Stock options granted by the Committee in fiscal 2004 vest 50% at the end of year two and another 25% at the end of each of years three and four. Approximately 150 employees participate. Also, eligible executive officers and other employees may purchase shares of Common Stock under the Company's Employee Stock Purchase Plan.

Compensation of Chief Executive Officer

     In March 2004, the Company entered into a new employment agreement with Mr. Malone, which replaced an employment agreement negotiated with Mr. Malone at the time of his recruitment to become Chairman of the Board and Chief Executive Officer of the Company in June 2002. Under the new employment agreement, which has a four-year term and automatically extends for consecutive one-year periods unless either party provides not less than six months prior notice to the other party of its intention not to extend the initial four year term or any subsequent one-year extension, Mr. Malone is entitled to receive a base salary of not less than $525,000, which was his base salary for 2004. For 2005, the Committee has set Mr. Malone's base salary at $575,000.

     In fiscal 2004, as in previous years, Mr. Malone participated in the Company's Executive Officers Bonus Plan. Under Mr. Malone's employment agreement, his annual target bonus, based upon the achievement of target levels of performance, is equal to 100% of his base salary, with a maximum bonus opportunity generally of 150% of his base salary. Under the bonus plan, the Committee evaluated Company performance against assigned goals and targets in addition to Mr. Malone's individual performance and leadership competencies. The Committee viewed favorably the overall financial performance of the Company and concluded that the Company either met or exceeded its goals and objectives under Mr. Malone's leadership and direction. Consistent with its compensation philosophy, the Committee awarded Mr. Malone a $600,000 annual bonus payment under the plan for fiscal 2004, which represents 111% of his 2004 base salary.

     In consideration of Mr. Malone's past and expected future contributions to the Company's achievement of its performance goals and to help further align his compensation with shareholder interests, the Committee awarded Mr. Malone 100,000 stock options in fiscal 2004 as long-term incentives vesting over four years from the date of grant, with an exercise price of $12.87.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits Gentiva's tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and to the four other most highly compensated executive officers. Compensation that meets the requirements for qualified performance-based compensation or certain other exceptions under the Internal Revenue Code is not included in this limit. Generally, the Compensation, Corporate Governance and Nominating Committee desires to maintain the tax deductibility of compensation for executive officers to the extent it is feasible and consistent with the objectives of Gentiva's compensation programs. However, the Committee retains the discretion to determine whether the interests of Gentiva and its shareholders may be served by providing compensation that is not deductible in order to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Compensation, Corporate Governance and Nominating Committee:

Stuart R. Levine, Chairman
Raymond S. Troubh
Josh S. Weston

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph for the period commencing on March 16, 2000 (when the Company's Common Stock was first quoted on Nasdaq) and ending January 2, 2005 comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and a peer issuer group selected by the Company (the "Peer Group Index") comprised of the following publicly traded companies: Almost Family, Inc., Amedisys, Inc., Apria Healthcare Group Inc., National Home Health Care Corp. and Pediatric Services of America, Inc.

     The line graph assumes that $100 was invested on March 16, 2000 in each of the Company's Common Stock, the Nasdaq Market index and the Peer Group Index and that all dividends (if any) were reinvested. CoreData furnished the data for the graph.

[REPRESENTATION OF LINE CHART]

------------------------------------------------------------------------------------------------------------
                                    3/16/00     12/31/00     12/30/01     12/29/02     12/28/03      1/2/05
------------------------------------------------------------------------------------------------------------
 Gentiva Health Services, Inc.      $100.00      $222.92      $366.67      $436.79      $678.47      $874.62
------------------------------------------------------------------------------------------------------------
 Nasdaq Market Index                 100.00        53.34        42.52        29.66        44.59        48.34
------------------------------------------------------------------------------------------------------------
 Peer Group Index                    100.00       194.26       177.14       151.96       196.49       240.55
------------------------------------------------------------------------------------------------------------

                                  PROPOSAL 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors of the Company for the 2005 fiscal year, subject to ratification and approval by the shareholders. PricewaterhouseCoopers LLP has audited the books and records of the Company since the Company's incorporation in 1999.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

     The Board of Directors and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

Fees Billed by PricewaterhouseCoopers LLP

     Fees, which include related "out-of-pocket costs," billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal years 2004 and 2003 were as follows:

Fee Category                                    2004           2003
------------                                ----------       --------
  Audit Fees ...........................    $1,094,300       $389,500
  Audit-Related Fees ...................       141,600        146,400
  Tax Fees .............................       116,300        109,000
  All Other Fees .......................       110,300        110,000
                                            ----------       --------
  Total ................................    $1,462,500       $754,900
                                            ==========       ========

     Audit Fees related to the audit of the Company's annual consolidated financial statements and the review of financial statements included in the Company's quarterly reports on Form 10-Q. Audit fees in 2004 also included attestation services related to Sarbanes-Oxley Act Section 404 certification and in 2003 also included miscellaneous audit services. Audit-Related Fees related to Section 404 advisory services and in 2004 also included deferred tax consultation and miscellaneous audit-related services and in 2003 also included other accounting consultations. Tax Fees related to tax planning and compliance services and a special project related to property tax recovery audits. All Other Fees related to compliance services in connection with the Company's corporate integrity agreement.

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company's independent auditors. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent auditors in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee pre-approved all fiscal 2004 services provided by PricewaterhouseCoopers LLP.

     The policy sets forth specified audit, audit-related, tax and other permissible non-audit services for which pre-approval is provided up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels must be specifically pre-approved by the Audit Committee. Any services not specifically identified in the policy must receive specific pre-approval. The independent auditors and management report periodically to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is comprised of three directors, none of whom is an officer or employee of the Company. Each of the members is "independent" under existing rules of the Securities and Exchange Commission and Nasdaq and under the Committee's charter. The Board of Directors has determined that Victor F. Ganzi, the Committee's Chairman, is an "audit committee financial expert," as defined by rules of the Securities and Exchange Commission.

     The Committee acts under a written charter adopted by the Board of Directors, which is reviewed annually and revised as appropriate. The Board most recently amended the charter on February 12, 2004, a copy of which is posted on the Company's website at www.gentiva.com. In accordance with its charter, the Audit Committee assisted the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and for monitoring the Company's accounting, auditing and financial reporting practices and compliance by the Company with legal and regulatory requirements. In addition, the Audit Committee selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to be the independent auditors to audit the consolidated financial statements of the Company and its subsidiaries, subject to shareholder ratification.

     The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors' independence, and has discussed this information with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of the Company's critical accounting principles, internal control over financial reporting and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP, the Company's internal auditors and the Company's chief compliance officer their audit and compliance plans, scope and identification of audit risks.

     The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

Victor F. Ganzi, Chairman
Raymond S. Troubh
Josh S. Weston

                                  PROPOSAL 3

                   APPROVAL OF GENTIVA HEALTH SERVICES, INC.
                   EXECUTIVE OFFICERS BONUS PLAN, AS AMENDED

Introduction

     Gentiva's shareholders are being asked to consider and vote on this proposal to approve the Executive Officers Bonus Plan (the "Bonus Plan"), as amended, effective January 1, 2005. The Bonus Plan was originally adopted by Gentiva, effective January 1, 2000, and was approved on March 13, 2000 by the shareholders of Olsten Corporation, Gentiva's then parent corporation. The purpose of the Bonus Plan is to provide executive officers of Gentiva with an opportunity to earn annual bonus compensation as an incentive and reward for their leadership, ability and exceptional services.

     Gentiva generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the extent practicable. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits to $1 million Gentiva's deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was the chief executive officer or among the four other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table (generally referred to as the "Named Officers"). "Qualified performance-based compensation" is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. In order to qualify under the performance-based compensation exception under Section 162(m), and thereby avoid potential nondeductibility of bonus compensation paid to the Named Officers, the material terms of the performance goals under the Bonus Plan must be reapproved by shareholders every five years. Accordingly, the Bonus Plan, as amended, is being submitted for approval by Gentiva's shareholders.

     The following description of the Bonus Plan, as amended, is qualified in its entirety by reference to the applicable provisions of the Bonus Plan, as amended, which is attached to this Proxy Statement as Appendix A.

     The Board of Directors has approved, and recommends that the shareholders of Gentiva approve, the Bonus Plan, as amended. The effective date of the Bonus Plan, as amended, if approved by the shareholders at the Annual Meeting, will be January 1, 2005. The vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the Bonus Plan, as amended.

Administration

     The Bonus Plan is administered by a committee of Gentiva's Board of Directors consisting of not less than two persons who, to the extent required to satisfy the exception for performance-based compensation under Section 162(m) of the Code, will be "outside directors" within the meaning of such section. The Board of Directors has delegated this authority to the Compensation, Corporate Governance and Nominating Committee (the "Committee"). None of the members of the Committee is an officer or employee of Gentiva, and each is "independent" under Nasdaq listing standards.

     Subject to the express provisions of the Bonus Plan, the Committee has the authority to: (i) establish performance goals for the granting of annual bonuses for each fiscal year, (ii) determine the executives to whom annual bonus awards are to be made for each fiscal year, (iii) determine whether the performance goals for any fiscal year have been achieved, (iv) authorize payment of annual bonuses under the Bonus Plan, (v) adopt, alter and repeal such administrative rules, guidelines and practices governing the Bonus Plan as it deems advisable and (vi) interpret the terms and provisions of the Bonus Plan. Pursuant to the amendment of the Bonus Plan, the Committee may also correct any defect, supply any omission or reconcile any inconsistency or conflict in the Bonus Plan or any award. The Bonus Plan, as amended, also provides that the Committee may determine the extent to which awards shall be structured to satisfy the performance-based compensation exception under
Section 162(m) of the Code, and to take such actions as the Committee deems necessary or appropriate to conform to such requirements. Furthermore, the amendment to the Bonus Plan provides that, with respect to awards subject to the provisions of Section

409A of the Code (regarding deferral of compensation), the Bonus Plan will be administered, interpreted and construed in compliance with Section 409A and regulations issued thereunder.

Determination of Awards

     The amount of any annual bonus granted to an executive for any fiscal year will be determined by the Committee, but may not be greater than the lesser of 200% of such executive's annual base salary or $2.5 million. The actual amount payable will be determined based on the achievement of one or more performance goals established by the Committee with respect to such executive. Performance goals may vary from executive to executive and will be based upon such one or more of the performance criteria described below as the Committee may deem appropriate. Pursuant to the amendment to the Bonus Plan, the Committee may specify target bonus levels as well as various factors based upon which an amount less than or more than the target award will be payable, may establish additional restrictions or conditions on awards in its discretion, and may reduce awards based on such factors or conditions as it deems relevant. Not later than the day immediately preceding the first day of the fiscal year (or a later date as may be permitted pursuant to Section 162(m) of the Code), the Committee will establish: (i) the executives who will be eligible for an annual bonus for such fiscal year, (ii) the performance goals for such fiscal year and
(iii) the corresponding annual bonus amounts payable under the Bonus Plan upon achievement of the performance goals.

     To the extent consistent with Section 162(m) of the Code, the amended Bonus Plan permits the Committee to determine that certain adjustments may apply to awards to take into account any of the following events that occur during a fiscal year:

     o    the impairment of tangible or intangible assets;

     o    litigation or claim judgments or settlements;

     o the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

     o accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives;

     o    currency fluctuations; and

     o    any extraordinary, unusual, infrequent or non-recurring items.

Performance Criteria

     The performance criteria for awards under the Bonus Plan are: appreciation in share value, total shareholder return, earnings per share, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, gross profit margin, net profit margin, employee turnover, employee headcount, labor costs, customer service, and accounts receivable, and a new criterion added under the amendment, market share. The performance goals may be determined by reference to the performance of Gentiva, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing.

Eligibility

     Under the terms of the Bonus Plan, any executive officer of Gentiva may be selected by the Committee to participate in the Bonus Plan for a given fiscal year. As of March 16, 2005, there were seven executive officers of Gentiva, all of whom would be eligible to participate in the Bonus Plan if selected by the Committee. As of the date of this Proxy Statement, 2005 target bonuses and performance goals have been established. Each Named Officer's target bonus for 2005 is 55% or 60% of annual base salary, except for Mr. Malone, whose target bonus is 100% of annual base salary, and each such executive can earn maximum bonus compensation up to 150% of his or her target bonus, depending on the extent to which the goals are met or exceeded. Other executive officers' target bonuses for 2005 range from 40% to 50% of annual base salary, with a maximum of 150% of the target bonus payable depending on the extent to which the goals are met or exceeded. All amounts awarded under the Bonus Plan to the Named Officers in respect of the 2004 fiscal year are reported in the Summary Compensation Table above as "bonus" payments to Messrs. Malone, Perry, Potapchuk and Creamer and Ms. Morrisey Gabriel. Bonus payments to all executive officers of Gentiva as a group in respect of the 2004 fiscal year were $1,500,000. At this time, Gentiva cannot determine the actual amount (if any) of the 2005 awards that will be payable, nor can Gentiva predict future awards (if any).

Payment of Awards

     An annual bonus (if any) to any executive participating in the Bonus Plan for a fiscal year will be paid in a single lump sum in cash as soon as practicable after the end of the fiscal year (but not later than two and one-half months after the end of the fiscal year). Before a bonus is paid, however, the Committee must first certify in writing (i) that a performance goal with respect to the executive for such fiscal year was satisfied and the level of the goal attained, and (ii) the amount of each executive's annual bonus. If an executive dies after the end of a fiscal year but before receiving payment of any annual bonus, the amount will be paid to a designated beneficiary or if no beneficiary has been designated, to the executive's estate. Notwithstanding the foregoing, the Committee may determine, by separate employment agreement with any executive or otherwise, that all or a portion of an executive's annual bonus for a fiscal year will be payable to such executive upon his death, disability, or termination of employment with Gentiva or upon a change of control of Gentiva, during the fiscal year.

Transferability

     No annual bonuses or rights under the Bonus Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

Amendment and Termination

     The Board of Directors may amend or terminate the Bonus Plan at any time. No termination or amendment of the Bonus Plan, however, may adversely affect the rights of an executive or a beneficiary to a previously certified annual bonus. Amendments to the Bonus Plan may be made without shareholder approval except as required to satisfy Section 162(m) of the Code. Under the amended Bonus Plan, the Committee may also at any time, without the consent of any executive, modify, amend or terminate any or all the provisions of the Bonus Plan to the extent necessary to conform to the requirements of Section 409A of the Code. Currently, Section 162(m) would require shareholder approval for any amendment that (i) changes the performance goals under the Bonus Plan, (ii) modifies the employees who are eligible under the Bonus Plan or (iii) modifies the maximum compensation that may be paid under the Bonus Plan.

Certain Federal Income Tax Consequences

     The following is a brief general description of the Federal income tax consequences that will apply under the Code to awards under the Bonus Plan:

     Upon payment of an annual bonus to an executive for any fiscal year, pursuant to the Bonus Plan, such executive will recognize ordinary income in the amount of the annual bonus on the date the compensation is paid. Gentiva will generally be entitled to a deduction in the amount taxable as ordinary income to an executive, subject to the limitation imposed by Section 162(m) of the Code, as described above.

     The Board of Directors recommends that you vote FOR approval of the Executive Officers Bonus Plan, as amended.

                                  PROPOSAL 4

                   APPROVAL OF GENTIVA HEALTH SERVICES, INC.
                   EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Introduction

     Gentiva's Board of Directors approved an amendment of the Gentiva Health Services, Inc. Employee Stock Purchase Plan ("ESPP"), effective February 24, 2005, subject to shareholder approval, to increase the aggregate number of shares of Gentiva Common Stock available for issuance under the ESPP by 1,200,000 shares, to a total of 2,400,000 shares. The amended ESPP also contains a technical change to clarify the eligibility provisions for certain employees. Gentiva's shareholders are being asked to consider and vote on the amended ESPP, which is described below. The purpose of the ESPP is to provide employees of Gentiva with an opportunity to purchase Gentiva Common Stock on a tax-advantaged basis.

     The ESPP was originally adopted by Gentiva in December 1999 and approved on March 13, 2000 by the shareholders of Olsten Corporation, Gentiva's then parent corporation. The ESPP originally permitted issuance of 1,200,000 shares of Gentiva's Common Stock. As of January 2, 2005, 169,091 shares of Common Stock were available for future issuance. Gentiva is therefore asking shareholders to approve an increase in the number of shares available under the ESPP to allow Gentiva to continue to offer this valuable and competitive program to its employees.

     The following description of the ESPP, as amended, is qualified in its entirety by reference to the applicable provisions of the ESPP, as amended, which is attached to this Proxy Statement as Appendix B.

     The Board of Directors has approved, and recommends that the shareholders of Gentiva approve, the amendment of the ESPP. The effective date of the amendment to the ESPP, if approved by the shareholders at the Annual Meeting, will be February 24, 2005. The vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amended ESPP.

Administration

     The ESPP is administered by a committee of two or more directors appointed by the Board of Directors. The Board has appointed the Compensation, Corporate Governance and Nominating Committee (the "Committee") as the administrator for the ESPP. None of the members of the Committee is an employee or officer of Gentiva, and each is "independent" under Nasdaq listing standards. Subject to the express provisions of the ESPP, the Committee has the power to determine the terms and conditions of each offering of stock to employees thereunder. The Committee also has authority to adopt and revise rules, guidelines and practices governing the ESPP, to interpret the terms and provisions of the ESPP and any offering made thereunder, and to otherwise supervise the administration of the ESPP.

Stock Subject to Employee Stock Purchase Plan

     A total of 1,200,000 shares of Gentiva Common Stock was previously reserved for issuance under the ESPP, subject to equitable adjustment by the Committee in the event of stock dividends, recapitalizations and other similar corporate events. Upon shareholder approval of the amendment, the maximum number of shares issuable under the ESPP would be increased by an additional 1,200,000 shares, to a total of 2,400,000 shares. Shares issued under the ESPP may be treasury shares, shares purchased on the open market or from private sources, or shares issued from Gentiva's authorized but unissued shares. As of March 16, 2005, the fair market value of Gentiva's Common Stock, based on the average of the high and low sales price of the stock on the Nasdaq National Market, was $16.25 per share.

Eligibility

     Under the ESPP as originally adopted, employees of Gentiva or any of its subsidiaries who were employed for at least 8 months were eligible to participate in the ESPP, except that employees whose customary employment was 20 hours or less per week were excluded. Under the ESPP as proposed to be amended, employees of Gentiva or any of its subsidiaries who are employed for 60 days or more prior to the beginning of an offering period and who customarily work at least 20 hours per week are eligible to participate in the ESPP.

     As of January 1, 2005 (the start of the current offering period under the ESPP), there were approximately 16,800 employees of Gentiva, 15,200 of whom were eligible to participate in the ESPP. At this time, the number of shares to be purchased during the 2005 fiscal year cannot be determined. Below is a table listing the number of shares purchased under the ESPP during the 2004 fiscal year for the indicated persons:

                   PLAN BENEFITS TABLE FOR 2004 FISCAL YEAR*

                         Employee Stock Purchase Plan

                                                                                Number of
Name and Position                                                Value ($)     Full Shares
-----------------                                               ----------     -----------
       Ronald A. Malone, Chairman and
        Chief Executive Officer ............................    $   21,250         1,947
       Vernon A. Perry, Jr., President and
        Chief Operating Officer ............................           -0-           -0-
       John R. Potapchuk, Senior Vice President,
        Chief Financial Officer, Treasurer
        and Secretary ......................................        26,561         2,589
       Robert Creamer, Senior Vice President,
        Nursing Operations .................................        16,186         1,541
       Mary Morrisey Gabriel, Senior Vice President
        and Chief Marketing Officer ........................        27,241         2,601
       All current executive officers as a group ...........       120,825        11,283
       All employees, other than current executive officers,
        as a group .........................................     3,342,512       318,159
       Non-executive directors, as a group .................           -0-           -0-

------------
* Because Gentiva's 2004 fiscal year contained 53 weeks and overlapped three calendar years, the table reflects purchases under the ESPP for three offering periods.

Operation of the ESPP

     The ESPP is designed to qualify as an "employee stock purchase plan" under
Section 423 of the Code. The ESPP allows participating employees to purchase Gentiva Common Stock through payroll withholding, or in such other manner as the Committee may approve, but not to exceed 10% of the employee's compensation (or such lesser amount as the Committee determines). Employee contributions may be credited with interest if determined by the Committee. No interest is currently credited. Upon termination of employment, the employee's participation ceases and the employee's outstanding contributions are refunded.

     The ESPP provides for consecutive six month offering periods (or other periods of not more than 27 months as determined by the Committee) under which participating employees can elect to have amounts withheld from their total compensation during the offering period and applied to purchase Gentiva Common Stock at the end of the offering period. Unless otherwise determined by the Committee before an offering period, the purchase price will be 85% of the fair market value of Gentiva Common Stock at either the beginning or end of the offering period, whichever is less. Fair market value under the ESPP is computed as the average of the highest and lowest sales prices on the applicable date. At the end of the offering period, the employee's contributions are automatically applied to purchase stock, and any excess amount in the employee's account after making the purchase is refunded.

     Unless otherwise determined by the Committee, the maximum number of shares that may be purchased by an employee in any offering is 5,000 shares. In addition, applicable Code limitations specify, in general, that a participant's right to purchase stock under the ESPP cannot accrue at a rate in excess of $25,000 per calendar year (based on the value at the beginning of the applicable offering periods). The offering period may be suspended or accelerated by the Committee if required by law or deemed to be in Gentiva's best interests, such as upon a change of control.

Amendments and Termination

     The ESPP will terminate when all shares authorized to be issued under it have been exhausted. The full Board of Directors may discontinue the ESPP at any time and may amend it from time to time. Amendments may be made without shareholder approval except as required to satisfy Section 423 of the Code. Currently, Section 423 requires shareholder approval for any amendment that would (i) increase the number of shares available for issuance under the ESPP, or (ii) modify the employees or class of employees eligible to participate in the ESPP.

Transferability

     No accounts or rights under the ESPP may be transferred or assigned. Shares purchased under the ESPP may be transferred, but employees may lose tax benefits if the shares are not held for a minimum period as described below.

Certain Federal Income Tax Consequences

     The ESPP is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. The following discussion outlines in general terms the federal income tax consequences of participating in the ESPP.

     The amounts withheld from an employee's pay under the ESPP will be taxable income to him or her and must be included in his or her gross income for federal income tax purposes in the year in which such amounts otherwise would have been received. An employee's direct payments to the ESPP do not result in any deductions for tax purposes. An employee does not recognize any income for federal income tax purposes either at the time he or she is granted an option to purchase shares under the ESPP (the beginning of the offering period) or at the time he or she acquires the shares (the end of the offering period).

     Under the federal income tax laws, favorable tax treatment of a disposition of shares acquired under the ESPP depends, in part, upon the length of time the employee holds the shares before disposing of them. To obtain some of the available federal income tax benefits, an employee must hold shares acquired under the ESPP for a period ending two years after the first day of the offering period (the "Two-year Period") and one year after the date the shares were purchased at the end of the offering period (the "One-year Period"). If, within the Two-year Period or the One-year Period, an employee sells or otherwise disposes of (other than by transfer at death) shares acquired under the ESPP, he or she must recognize ordinary income in the year of sale in an amount equal to the excess of the fair market value of the shares on the date of purchase over the amount he or she paid for them. Any profit realized in excess of the amount included in ordinary income will be taxed as a capital gain, and any loss realized after increasing the basis of the stock by the ordinary income recognized will be a capital loss. There may or may not be any difference in ordinary income and capital gain tax rates.

     If an employee sells or otherwise disposes of shares acquired under the ESPP after holding such shares for the Two-year Period and the One-year Period, he or she must include as ordinary income in the year of sale an amount equal to the lesser of 15% of the fair market value of the shares on the first day of the offering period, or the excess of the fair market value of the shares at the time he or she sells the shares (generally, the sale price) over the amount he or she paid for them. Any gain realized in excess of the amount thus included in ordinary income will be taxed as a long-term capital gain. Any loss resulting from the sale will be treated as a long-term capital loss.

     If an employee dies while owning shares acquired under the ESPP, he or she will be taxed in the year of death as though he or she disposed of such shares after holding them for the Two-year Period and the One-year Period, except that no capital gain or capital loss will be realized upon such disposition.

     Any dividends received by an employee with respect to shares acquired under the ESPP and any interest paid with respect to an employee's account, whether used to purchase the shares of stock or received by the employee pursuant to the withdrawal of the amount in his or her account, will be treated as ordinary income.

     The Company does not receive any income tax deduction as a result of issuing shares pursuant to the ESPP, except upon sale of shares by an employee within the Two-year Period or the One-year Period. In such an event, the Company would be entitled to a deduction equal to the amount included as ordinary income to the employee with respect to his or her sale of shares.

     The foregoing discussion is not a complete discussion of all federal income tax aspects of the ESPP. Some of the provisions contained in the Code have only been summarized, and additional qualifications and refinements may be contained in regulations which will be issued in the future by the Internal Revenue Service. Furthermore, subsequent legislative changes or changes in administrative or judicial interpretation could alter significantly the tax treatment discussed herein. No discussion of state income tax law has been included. Each employee should consult his or her own tax advisors with respect to the tax consequences of participation in the ESPP.

     The ESPP is not, and is not intended to be, a qualified retirement plan. The ESPP therefore is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 401(a) of the Code.

     The Board of Directors recommends that you vote FOR approval of the Employee Stock Purchase Plan, as amended.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder require the Company's directors and officers and persons who beneficially own more than ten percent of its outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of reports furnished to the Company and upon representations made by such persons, the Company believes that during the fiscal year ended January 2, 2005, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis.

                 SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Proposals of shareholders intended for inclusion in the Company's proxy statement and form of proxy for its 2006 Annual Meeting must be received in writing by December 7, 2005 at the Office of Secretary at the Company's principal executive offices located at 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2006 Annual Meeting must contain information as specified in the Company's By-Laws and must be received in writing by the Company at the above address on or after January 6, 2006 and on or before February 5, 2006.

                                 OTHER MATTERS

     A COPY OF THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR ITS LAST FISCAL YEAR, AS AMENDED BY THE COMPANY'S FORM 10-K/A, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO JOHN R. POTAPCHUK, SECRETARY, GENTIVA HEALTH SERVICES, INC., 3 HUNTINGTON QUADRANGLE, SUITE 200S, MELVILLE, NEW YORK 11747-4627. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ONLINE AT THE INVESTOR RELATIONS SECTION OF THE COMPANY'S WEBSITE AT WWW.GENTIVA.COM.

     Gentiva will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $6,000. Except for this fee, the Company does not expect to pay any other fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company, who will not receive any additional compensation for any such solicitation activities.

     The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

                                        By Order of the Board of Directors

                                        /s/ John R. Potapchuk

                                        John R. Potapchuk
                                        Senior Vice President, Chief Financial
                                        Officer, Treasurer and Secretary

Dated: April 6, 2005
Melville, New York

                                                                     Appendix A

                         GENTIVA HEALTH SERVICES, INC.

                         EXECUTIVE OFFICERS BONUS PLAN
                        (amended as of January 1, 2005)

SECTION 1. Purpose.

     Gentiva Health Services, Inc. (the "Company") has established this Executive Officers Bonus Plan (the "Plan"), which was originally effective January 1, 2000. The Plan is hereby amended, effective January 1, 2005, subject to shareholder approval, in order to provide the Company's executive officers with an opportunity to earn annual bonus compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their leadership, ability and exceptional services.

SECTION 2. Definitions.

     2.1 "Award" means the amount of bonus compensation to which an Eligible Employee is entitled to each Plan Year as determined by the Committee pursuant to Section 4 of the Plan.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended, including applicable regulations thereunder.

     2.3 "Committee" means a committee of the Company's Board of Directors (the "Board") consisting solely of not less than two persons who, to the extent required to satisfy the exception for performance-based compensation under Code Section 162(m), are "outside directors" within the meaning of such section. The members of the Committee shall serve at the pleasure of the Board.

     2.4 "Determination Date" means (i) the day immediately preceding the first day of a Plan Year; or (ii) no later than ninety (90) days after the beginning of the Plan Year (provided however, that if the performance period is a period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the performance period), by which date the Committee may establish performance goals for a Plan Year without causing an Award to be treated as other than performance-based compensation within the meaning of Code Section 162(m).

     2.5  "Eligible Employee" means any executive officer of the Company.

     2.6  "Plan Year" means the fiscal year of the Company.

SECTION 3. Administration.

     3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the acts of the Committee.

     3.2 The Committee shall have the authority to establish performance goals for the awarding of Awards for each Plan Year; to determine the Eligible Employees to whom Awards are to be made for each Plan Year; to determine whether performance goals for each Plan Year have been achieved; to authorize payment of Awards under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan; and to correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any Award. The Committee's determinations under the Plan need not be uniform among all Eligible Employees.

     3.3 Subject to the provisions of the Plan, the Committee shall have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an Award under the Plan is intended to qualify as performance-based compensation under Code Section 162(m) and the regulations issued thereunder and a provision of the Plan would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

     3.4 Notwithstanding any provision of the Plan to the contrary, if any Award provided under the Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

     3.5 All determinations made by the Committee, in its sole and absolute discretion, with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Eligible Employees.

SECTION 4. Determination of Awards.

     4.1  No later than the Determination Date, the Committee shall establish
          (i) the Eligible Employees who shall be eligible for an Award for a Plan Year, (ii) the performance goals for such Plan Year and (iii) the corresponding Award amounts payable under the Plan upon achievement of such performance goals.

     4.2 The amount of an Award for any Plan Year shall be an amount not greater than the lesser of: (i) 200% of such Eligible Employee's annual base salary; or (ii) $2.5 million, which amount shall be determined based on the achievement of one or more performance goals established by the Committee with respect to such Eligible Employee.

     4.3 Performance goals may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: appreciation in share value, total shareholder return, earnings per share, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, gross profit margin, net profit margin, employee turnover, employee headcount, labor costs, customer service, market share and accounts receivable. The performance goals may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to an Award, the Committee, in its sole discretion, may create a performance schedule under which the Committee balances various factors in determining whether the target Award may be paid, including determining that an amount less than or more than the target Award will be paid as a result of the interplay of such factors.

     4.4 The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by an Eligible Employee of a specified annual performance rating, the continued employment by the Eligible Employee and/or the achievement of specified performance goals by the Company, business unit or Eligible Employee. Furthermore and notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any Award to an Eligible Employee if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Eligible Employee's performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company's industry; (iii) the Company's financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of the Plan to the contrary, the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Code Section 162(m).

     4.5 To the extent consistent with Code Section 162(m), the Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as specified by the Committee, to exclude the effect of any of the following events that occur during a performance period hereunder: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management's discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company's annual report on Form 10-K for the applicable year.

SECTION 5. Payment of Award.

     5.1 An Award (if any) to any Eligible Employee for a Plan Year shall be paid in a single lump sum in cash as soon as practicable after the end of the Plan Year, provided, however, (A) that the Committee shall have first certified in writing (i) that a performance goal with respect to such Eligible Employee for such Plan Year was satisfied and the level of such goal attained, and (ii) the amount of each such Eligible Employee's Award; and (B) such payment shall be made no later than two and one-half months from the end of the Plan Year in which the Eligible Employee performed the services related to the Award.

     5.2 If an Eligible Employee dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award shall be paid to a designated beneficiary or, if no beneficiary has been designated, to the Eligible Employee's estate, in the form of a lump sum payment in cash as soon as practicable after the Award for the Plan Year has been determined and certified in accordance with this Section 5.

     5.3 Notwithstanding the foregoing, the Committee may determine, by separate employment agreement with any Eligible Employee or otherwise, that all or a portion of an Award for a Plan Year shall be payable to the Eligible Employee during the Plan Year upon the Eligible Employee's death, disability (which, to the extent necessary to comply with Code Section 409A, shall have the meaning set forth in Code
          Section 409A(a)(2)(C)) or termination of employment with the Company, or upon a change of control of the Company (which, to the extent necessary to comply with Code Section 409A, shall have the meaning set forth in Code Section 409A(a)(2)(A)(v)).

     5.4 In the event a separate employment agreement does not provide for payment upon the events described in Section 5.3, unless otherwise determined by the Committee, Eligible Employees who have terminated employment with the Company prior to the end of a performance period for any reason other than death, retirement or disability, shall forfeit any and all rights to payment under any Awards then outstanding under the terms of the Plan and shall not be entitled to any cash payment for such period. Unless otherwise determined by the Committee, if an Eligible Employee's employment with the Company should terminate during a performance period by reason of death, retirement or disability, the Eligible Employee's Award shall be prorated to reflect the period of service prior to his/her death, retirement or disability, and shall be paid either to the Eligible Employee or, as appropriate, to his/her estate, subject to the Committee's certification that the applicable performance goals have been met.

SECTION 6. Non-transferability.

     No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

SECTION 7. Amendments and Termination.

     7.1 The Board may terminate the Plan at any time and may amend it from time to time, provided, however, that no termination or amendment of the Plan shall adversely affect the rights of an Eligible Employee or a beneficiary to a previously certified Award. Amendments to the Plan may be made without shareholder approval except as required to satisfy Code Section 162(m).

     7.2 Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Eligible Employee) modify, amend or terminate any or all of the provisions of the Plan to the extent necessary to conform the provisions of the Plan with Code Section 409A, regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of an Eligible Employee under the Plan.

SECTION 8. General Provisions.

     8.1 Nothing set forth in the Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor the determination of any Award hereunder shall confer upon an Eligible Employee any right to continued employment.

     8.2 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     8.3 The Plan is not funded, and all Awards payable hereunder shall be paid from the general assets of the Company. No provision contained in the Plan and no action taken pursuant to the provisions of the Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent an Eligible Employee acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     8.4 The Company shall have the right to withhold from any Awards payable under the Plan or other wages payable to an Eligible Employee such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Eligible Employee's participation in the Plan and such other deductions as may be authorized by the Eligible Employee or as required by applicable law.

SECTION 9. Effective Date of Plan.

     The Plan was originally effective January 1, 2000, and the Plan, as herein amended, shall be effective January 1, 2005, subject to approval by the shareholders of the Company.

                                                                     Appendix B

                         GENTIVA HEALTH SERVICES, INC.

                         EMPLOYEE STOCK PURCHASE PLAN
                       (amended as of February 24, 2005)

1.   Purpose.

     The purpose of this Plan is to provide eligible employees the opportunity to purchase Gentiva Health Services, Inc. Common Stock on a basis that qualifies for the tax treatment prescribed by Section 423 of the Code.

2.   Definitions.

     The following terms, when used in the Plan, shall have the following meanings:

     (a) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include any successor provisions.

     (c) "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.

     (d) "Common Stock" means common stock, par value $.10 per share, of the Company.

     (e)  "Company" means Gentiva Health Services, Inc., a Delaware corporation.

     (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (g) "Fair Market Value" on a particular date means the mean between the highest and lowest sales prices of a share of Common Stock on the principal stock exchange or stock market on which the Common Stock may be listed or admitted to trading. If there were no sales on such date, the respective prices on the most recent prior day on which sales were reported shall be used. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with Section 423 of the Code and shall mean the value as so determined.

     (h) "Offering" means a period, designated by the Committee in accordance with the provisions of Section 6 of the Plan, on the first day of which options will be granted to eligible employees pursuant to
          Section 8(a) of the Plan and on the last day of which such options will be deemed exercised or will expire, as applicable, in accordance with Section 8(b) of the Plan.

     (i) "Participant" or "Participating Employee" means an employee of the Company or a Participating Subsidiary who is eligible to participate in an Offering under the Plan pursuant to Section 5 below and who elects to participate in such Offering in accordance with Section 6 below.

     (j) "Participating Subsidiary" means, with respect to an Offering under the Plan, a Subsidiary the employees of which are authorized by the Committee as provided in Section 5 below to participate in such Offering.

     (k) "Plan" means the Gentiva Health Services, Inc. Employee Stock Purchase Plan set forth herein, as amended from time to time.

     (l) "Parent" means a parent corporation as defined in Section 424(e) of the Code, including a corporation which becomes such a parent in the future.

     (m)  "Subsidiary" means a subsidiary corporation as defined in Section 424
          (f) of the Code, including a corporation which becomes such a subsidiary in the future.

     (n) "Total Compensation" means, with respect to any Offering, all remuneration, as defined in Section 3401(a) of the Code (for purposes of income tax withholding at the source), but determined without regard to any rules that limit remuneration included in wages based on the nature and location of employment or the services performed, for services paid to an employee during, or coincident with the end of, such Offering; provided, however, that "Total Compensation" shall not include the following items (even if includable in gross income): (1) reimbursement or other expense allowances; (2) fringe benefits (cash and non cash); (3) moving expenses and gross up for taxes; (4) welfare benefits (including disability income from insurance policies); (5) payments on account of severance of the employee from employment; (6) payments on account of early retirement of the employee; (7) income arising from the grant or exercise of stock options; (8) restricted stock awards; and (9) distributions under this Plan.

3.   Administration.

     (a) The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board.

     (b) Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:

          (i) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and

          (ii) interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.

     (c) The interpretation by the Committee of the terms and conditions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

     (d) Members of the Board, members of the Committee and persons to whom authority is delegated under Section 3(e) below acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

     (e) The Committee may delegate its authority to administer the Plan to any individuals as the Committee may determine and such individuals shall serve solely at the pleasure of the Committee. Any individuals who are authorized by the Committee to administer the Plan shall have the full power to act on behalf of the Committee, but shall at all times be subordinate to the Committee and the Committee shall retain ultimate authority for the administration of the Plan.

4.   Stock Subject to the Plan.

     (a) Subject to paragraph (c) below, as of the initial adoption of the Plan, the aggregate number of shares of Common Stock which may be sold under the Plan is 1,200,000 shares of Common Stock. Effective as of February 24, 2005, (but subject to shareholder approval within 12 months of that date), an additional 1,200,000 shares of Common Stock may be sold under the Plan, such that the aggregate number of shares of Common Stock which may be sold under the Plan is increased to 2,400,000 shares.

     (b) If the number of shares of Common Stock that Participating Employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular Offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participating Employees in such manner as it deems fair and equitable.

     (c) In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spin-off or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding Offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, and the purchase price of shares in the current Offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.

     (d) Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchasing such shares on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company's obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time.

5.   Eligibility.

     All employees of the Company and any Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that:

     (a) such rules shall comply with the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof);

     (b) only employees of the Company or a Participating Subsidiary who have been employed for 60 days or more prior to the beginning of an offering period and who customarily work at least 20 hours per week are eligible to participate in the Plan. For purposes of the eligibility requirements, an employee shall be treated as "customarily working at least 20 hours per week" if the employee works 20 or more hours per week over 35% of the work weeks during the six month period (or less, for newly hired employees) that ends 60 days before the beginning of the offering period. This rule shall be applied in a manner that complies with Section 423(b)(4) of the Code;

     (c) the Committee may (but need not) in its discretion exclude employees who have been employed by the Company or a Participating Subsidiary less than two years and/or highly compensated employees within the meaning of Section 414(q) of the Code from being eligible to participate in the Plan or any Offering, but unless and until otherwise determined by the Committee, only employees who have been employed less than 60 days will be excluded;

     (d) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his employer corporation or any Parent or Subsidiary (with the rules of Section 424(d) of the Code applicable in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421(a) of the Code, shall be treated as stock owned by the employee); and

     (e) all Participating Employees shall have the same rights and privileges except as otherwise permitted by Section 423(b)(5) of the Code.

6.   Offerings; Participation.

     The Company may make Offerings of up to 27 months' duration each, to eligible employees to purchase shares of Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the number, commencement date and duration of any Offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, (a) the first Offering shall commence on February 1, 2000 and shall terminate on June 30, 2000, and (b) a new six-month Offering shall commence immediately after the end of the previous Offering. The duration of any Offering need not be the same as the duration of any other Offering, and more than one Offering may commence or terminate on the same date if the Committee so provides. Subject to such rules and procedures as the Committee may prescribe, an eligible employee may elect to participate in an Offering at such time(s) as the Committee may permit by authorizing a payroll deduction for such purpose in one percent increments of up to a maximum of ten percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. Participant elections may be made in any manner deemed appropriate by the Committee from time to time, including by voice response or through the internet. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee's contributions (excluding interest, if any, credited pursuant to Section 7(a) below) from all sources in any Offering exceed ten percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an Offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary.

7.   Payroll Deductions.

     (a) The Company will maintain payroll deduction accounts on its books for all Participating Employees, and may (but need not) credit such accounts with interest if (and only if) the Committee so directs at such rate (if any) as the Committee may prescribe. All employee contributions and any interest thereon which the Committee may authorize in accordance with the preceding sentence shall be credited to such accounts. Employee contributions and any interest credited to the payroll deduction accounts of Participating Employees need not be segregated from other corporate funds and may be used for any corporate purpose.

     (b) At such times as the Committee may permit and subject to such rules and procedures as the Committee may prescribe, a Participating Employee may suspend his or her payroll deduction during an Offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an Offering.

     (c) Any balance remaining in an employee's payroll deduction account after shares have been purchased in an Offering pursuant to Section 8(b) below will be refunded to the Participating Employee. Upon termination of the Plan, all amounts in the accounts of Participating Employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.

     (d) In the event of the termination of a Participating Employee's employment for any reason, his or her participation in any Offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee's account shall be paid as soon as practicable following such termination of employment to the employee, or, in the event of the employee's death, to the employee's estate.

8.   Purchase; Limitations.

     (a) Subject to Section 5 above and within the limitations of Section 8(d) below, each person who is an eligible employee of the Company or a Participating Subsidiary on the first day of an Offering under the Plan is hereby granted an option, on the first day of such Offering, to purchase a number of whole and/or partial shares of Common Stock at the end of such Offering determined by dividing ten percent (or such lesser percentage as may be specified by the

          Committee as the maximum employee contribution percentage in such Offering) of such employee's Total Compensation with respect to such Offering, plus such interest (if any) as the Committee may authorize to be credited during such Offering in accordance with Section 7(a) above, by 85 percent of the Fair Market Value of a share of Common Stock on the first date of such Offering or on the last date of such Offering, whichever is lower, provided that in no event shall the number of shares of Common Stock that may be purchased under any such option exceed 5,000 shares or such higher or lower number of whole or partial shares as the Committee may have specified in advance of such Offering as the maximum amount of stock which may be purchased by an employee in such Offering. The purchase price of such shares under such options shall be determined in accordance with Section 8(c) below. The Company's obligation to sell and deliver Common Stock in any Offering or pursuant to any such option shall be subject to the approval of any governmental authority whose approval the Committee determines it is necessary or advisable to obtain in connection with the authorization, issuance, offer or sale of such Common Stock.

     (b) As of the last day of the Offering, the payroll deduction account of each Participating Employee shall be totaled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more whole or partial shares of Common Stock at the price determined under
          Section 8(c) below, the Participating Employee shall be conclusively deemed to have exercised the option granted pursuant to Section 8(a) above for as many whole or partial shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions and including any interest credited to the account) at the end of the Offering can purchase (but in no event for more than the total number of shares that are subject to the option); such employee's account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company's record keeper will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee, fractional shares may be purchased under the Plan. Any option granted pursuant to Section 8(a) above which is not deemed exercised as of the last day of the Offering in accordance with the foregoing provisions of this Section 8(b) shall expire on that date.

     (c) Unless the Committee determines before the first day of an Offering that a higher price that complies with Section 423 of the Code shall apply, the price at which shares of Common Stock may be purchased under each option granted pursuant to Section 8(a) above shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised.

     (d) In addition to any other limitations set forth in the Plan, no employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of his or her employer corporation and its Parent and Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an Offering in accordance with Section 423(b)(5) of the Code.

9.   No Transfer.

     (a) No option, right or benefit under the Plan may be transferred by any employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during an employee's lifetime only by such employee.

     (b) Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the Participating Employee or, if such employee so indicates on his or her payroll deduction authorization form, in his or her name jointly with a member of his or her family, with right of survivorship.

10.  Effective Date and Duration of Plan.

     The Plan shall become effective when adopted by the Board, provided that the stockholders of the Company approve it within 12 months thereafter. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.

11.  Amendment and Termination of the Plan.

     The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Section 423 of the Code. The Plan may also be terminated at any time by the Board of Directors.

12.  General Provisions.

     (a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.

     (b) No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.

     (c) All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any employee.

     (d) The Plan shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflicts of laws of that State.

     (e) The Plan and each Offering under the Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Transactions under the Plan by or with respect to persons subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company are also intended to qualify for exemption under SEC Rule 16b-3, unless the Committee specifically determines otherwise. Every provision of the Plan shall be administered, interpreted and construed to carry out those intentions.

GENTIVA HEALTH SERVICES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


                                      IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR PROXY CARD AND
                                                 RETURN IT IN THE ENVELOPE PROVIDED.

                                                        Thank you for voting.






                                      DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                     |
|X| Please mark                                                                                                      |          5521
    votes as in                                                                                                      |
    this example.                                                                                                    |
                                                                                                                      - - - -
-----------------------------
GENTIVA HEALTH SERVICES, INC.
-----------------------------

1. Election of Directors
   (Please see reverse)   FOR    WITHHOLD
                          ALL      ALL
                          __       __
                         |  |     |  |
                         |__|     |__|

         __
  FOR   |  |
  ALL   |  |
EXCEPT  |__| ----------------------------------------
             For all nominees except as written above

                      FOR   AGAINST   ABSTAIN                              FOR   AGAINST   ABSTAIN
                       __      __        __                                 __      __        __
2. Ratification of    |  |    |  |      |  |   3. Approval of Executive    |  |    |  |      |  |
   appointment of     |__|    |__|      |__|      Officers Bonus Plan, as  |__|    |__|      |__|
   Pricewaterhouse-                               amended
   Coopers LLP as
   independent
   auditors

                                               4. Approval of Employee     FOR   AGAINST   ABSTAIN
                                                  Stock Purchase Plan, as   __      __        __
                                                  amended                  |  |    |  |      |  |
                                                                           |__|    |__|      |__|

                                                                                              __
                                                  Change of Address on Reverse Side          |  |
                                                                                             |__|

                                                                                              __
                                                  Will attend Annual Meeting                 |  |
                                                                                             |__|

                                    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

                                    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only
                                    authorized officers should sign for corporations. PLEASE SIGN AND
                                    DATE HERE AND RETURN PROMPTLY.


Signature: ________________________________   Date: _____________  Signature:  ________________________________  Date: _____________

                            We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as a Gentiva Health Services shareholder.






                                                             DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------


                                   PROXY

                       GENTIVA HEALTH SERVICES, INC.

            Proxy Solicited on Behalf of the Board of Directors
P
R             for the Annual Meeting of Shareholders, May 6, 2005
O
X   The undersigned hereby appoints Ronald A. Malone, Stephen B. Paige and John R. Potapchuk, and each of them, as
Y   proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common
    Stock of Gentiva Health Services, Inc. (the "Company"), at its Annual Meeting of Shareholders to be held in the lower level atrium at 300 Broad Hollow Road, Melville, New York on Friday, May 6, 2005 at 9:30 a.m., and at all
    adjournments thereof, which the undersigned could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified below:

    The Board of Directors recommends a vote FOR the following:                             (Change of Address)
    1. ELECTION OF DIRECTORS for a term to expire in 2008: Nominees:
       01. Ronald A. Malone and 02. Raymond S. Troubh.                          _________________________________________________
    2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS: Ratification of
       appointment of PricewaterhouseCoopers LLP as independent auditors of     _________________________________________________
       the Company.
    3. APPROVAL OF EXECUTIVE OFFICERS BONUS PLAN, AS AMENDED.                   _________________________________________________
    4. APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.
    You are encouraged to specify your choices by marking the appropriate boxes _________________________________________________
    on the reverse side but you need not mark any boxes if you wish to vote in  (If you have written in the above space, please
    accordance with the Board of Directors' recommendation.                     mark the corresponding box on the reverse side of
                                                                                this card.)
    THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED IN THE MANNER DIRECTED. IF NO     -----------
    DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR RATIFICATION OF APPOINTMENT OF     SEE REVERSE
    INDEPENDENT AUDITORS, FOR APPROVAL OF EXECUTIVE OFFICERS BONUS PLAN, AS AMENDED AND FOR APPROVAL OF EMPLOYEE STOCK       SIDE
    PURCHASE PLAN, AS AMENDED. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS      -----------
    MAY PROPERLY COME BEFORE THE MEETING.
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